EXHIBIT 10.3

Amendment Number One
to
Change in Control Agreement with
Iroquois Federal Savings and Loan Association

This Amendment Number One is hereby made to the Change in Control Agreement (“Agreement”) by and between Iroquois Federal Savings and Loan Association (the “Bank”) and Linda L. Hamilton (the “Executive”) as of this 26th day of May, 2016.

WHEREAS, the Bank and Executive entered into a Change in Control Agreement, effective November 25, 2015 (“Effective Date”); and

WHEREAS, the Agreement provides that the Agreement shall be subject to renewal for a new twenty-four (24) month period on each annual anniversary of the Effective Date (each, an “Anniversary Date”), subject to the satisfaction of certain conditions prior thereto;

WHEREAS, the Bank and Executive desire to change the renewal dates to correspond to the renewal date of the majority of the Bank’s executive contracts, which date is July 7th; and

WHEREAS, Section 8(a) provides that the Agreement may be modified by a written instrument signed by both parties.

NOW THEREFORE, BE IT RESOLVED, that the Agreement shall be modified as follows:

1.           Section 1(a) of this Agreement shall be amended to add the following paragraph thereto:

“Effective July 7, 2016, the term of this Agreement shall commence on July 7, 2016 and shall end on the second anniversary thereof, which is July 7, 2018.  For purposes of determining the renewal terms of this Agreement, the “Anniversary Date” shall be deemed to be July 7th of each year.”

2.           In all other respects, the Agreement remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF,  the Bank and the Executive have executed this Amendment Number One as of the 26th day of May, 2016.

ATTEST:	IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

/s/ Beth H. Warren	/s/ Walter H. Hassebring, III

WITNESS:	LINDA L. HAMILTON

/s/ Walter H. Hassebring, III	/s/ Linda L. Hamilton